EX. –12(b)(i)

CERTIFICATION

I, Brian E. Binder, President and Chief Executive Officer of Guggenheim Funds Trust (the “Registrant”) certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Dated June 6, 2018

/s/ Brian E. Binder
Brian E. Binder, President and Chief
Executive Officer

EX. –12(b)(ii)

CERTIFICATION

I, John L. Sullivan, Chief Financial Officer, Chief Accounting Officer and Treasurer of Guggenheim Funds Trust (the “Registrant”) certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 6, 2018

/s/ John L. Sullivan
John L. Sullivan, Chief Financial Officer, Chief Accounting Officer and Treasurer